EX-99.(g)(46)

200 West Street | New York, New York 10282-2198

Tel: 212-902-1000

[Goldman Letterhead]

August 19, 2016

State Street Bank and Trust Company

Attn: Nancy Stokes

Channel Center

One Iron St

Boston, MA 02110

Re:	Additional Funds to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-FIMS, Ltd., Cayman Commodity-TTIF, Ltd., Cayman Commodity-MMRA, Ltd., Cayman Commodity-ARM, Ltd., Cayman Commodity-MMA, Ltd., and Cayman Commodity-MMA II, Ltd. (collectively, the “GS Parties”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Goldman Sachs Trust II has established eight new series to be known as Goldman Sachs Target Date 2020 Portfolio, Goldman Sachs Target Date 2025 Portfolio, Goldman Sachs Target Date 2030 Portfolio, Goldman Sachs Target Date 2035 Portfolio, Goldman Sachs Target Date 2040 Portfolio, Goldman Sachs Target Date 2045 Portfolio, Goldman Sachs Target Date 2050 Portfolio and Goldman Sachs Target Date 2055 Portfolio (the “Funds”). The GS Parties hereby request that the Funds be added to the Custodian Contract and that, accordingly, you act as Custodian of the Fund under the terms thereof.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

State Street: Limited Access

GOLDMAN SACHS TRUST II

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-FIMS, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY TTIF, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODlTY-MMRA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

State Street: Limited Access

CAYMAN COMMODITY-ARM, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-MMA II, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

State Street: Limited Access

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